Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-135429, 333-118399, 333-61252, 333-33684 and 333-33608 on Forms S-8, in Registration Statement Nos. 333-120357 and 333-31326 on Forms S-3 and in Registration No. 333-140777 on Form S-3ASR of our reports, dated February 19, 2008, relating to the consolidated financial statements and consolidated financial statement schedule of Vectren Corporation (which reports express an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an explanatory paragraph regarding their 2006 change in method of accounting for deferred benefit pension and other postretirement plans), and the effectiveness of Vectren Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Vectren Corporation for the year ended December 31, 2007.

DELOITTE & TOUCHE LLP
Indianapolis, Indiana
February 19, 2008